UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — May 14, 2007

NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	000-51686	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

NUCRYST Pharmaceuticals Corp.
50 Audubon Road, Suite B
Wakefield, MA 01880
(Address of principal executive offices)
Registrant’s telephone number, including area code:   (780) 992-5626
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
(Former name or former address, if changed since last report)

Amendment No. 1 to the Form 8-K dated May 14, 2007
Item 5.02	Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers
This report amends the Form 8-K dated May 14, 2007 and filed on EDGAR by NUCRYST Pharmaceuticals Corp. (the “Company”) regarding the appointment of Mr. Thomas E. Gardner as Director of the Company and as a member of the Human Resources and Compensation Committee and Corporate Governance and Nominating Committee of the Board of Directors.
On August 22, 2007, the Company filed a Form 8-K announcing the appointment of Mr. Thomas E. Gardner as Chairman of the Board, President and Chief Executive Officer. As a result of his appointment as President and Chief Executive Officer, Mr. Gardner is no longer an independent director and, therefore on September 19, 2007, the Board of Directors resolved to remove Mr. Gardner as a member of the Human Resources and Compensation Committee and the Corporate Governance and Nominating Committee of the Company effective immediately.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.
By:	/s/ Carol L. Amelio
Carol L. Amelio
Vice President, General Counsel and Corporate Secretary

DATE:  September 21, 2007